SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 2, 2001


                             Cox Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


      North Carolina                   0-08006                   86-0220617
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(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               file number)            Identification No.)


69 McAdenville Road, Belmont, North Carolina                        28012
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  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code (704) 825-8146


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

Cox Technologies, Inc. has reached an agreement to settle two lawsuits relating to alleged restrictions on the employment of two of the Company's employees and to an alleged infringement of certain patents. The settlement is subject to final documentation and court approval.

In 1998, Ryan Instruments, L.P. ("Ryan"), an affiliate of Sensitech Inc. ("Sensitech"), entered into a development and exclusive sales agreement with Sharpturn Technologies, Inc. ("Sharpturn") to design, manufacture and exclusively sell to Ryan certain temperature monitoring devices. Mr. Uri Dahan, a director and senior executive of the Company, and Mr. Mohamed Hassim, another senior executive of the Company, were directors and officers of Sharpturn when Sharpturn entered into that agreement with Ryan. The agreement between Ryan and Sharpturn was terminated, and Ryan obtained a preliminary injunction enjoining Sharpturn from disclosing, distributing, transferring, destroying, selling or offering to sell certain documents and information relating to the temperature monitoring devices being developed, and selling any products in violation of the agreement between Shapturn and Ryan. In their employment with the Company, Mr. Dahan and Mr. Hassim had been involved in the manufacture of certain temperature monitoring devices by the Company. Ryan has claimed that Mr. Dahan and Mr. Hassim are subject to the preliminary injunction against Sharpturn and that their involvement with the Company has been in violation of that preliminary injunction. The Company agreed to pay all legal expenses associated with the claims of Ryan against Mr. Dahan and Mr. Hassim.

On January 5, 2001, Sensitech and Ryan filed a second lawsuit, against the Company, claiming that the Company had infringed upon Sensitech Ryan's patents relating to temperature monitoring devices and had interfered with the alleged contractual obligations between Ryan and Mr. Dahan and Mr. Hassim. The Company has not filed an answer to Ryan's complaint and formal discovery has not been conducted by either party.

The Company, Mr. Dahan and Mr. Hassim, Sensitech and Ryan have reached an agreement to settle both of the lawsuits filed by Ryan. Under the settlement agreement, the Company will delay the market introduction of the EDS product, a temperature monitoring device referred to as a data logger, until November 2002. Until then, the Company is not permitted to presell, promote or advertise any of the EDS products. In addition, if the Company decides to market EDS following November 2002, the Company must pay to Sensitech an 18% royalty, up to a total of $4 million, on the sale of the EDS products. In connection with those royalty payments, Cox is required to pay an advance payment to Sensitech of $400,000 upon the sale of the first EDS product.

To date, the legal fees arising out of the claims of Ryan against Mr. Dahan, Mr. Hassim and the Company amount to nearly $700,000. While the Company believes that it has valid defenses to the claims of Ryan, its Board of Directors has determined that the costs of the litigation outweigh the benefits of immediate pursuit of the EDS product line.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: The forward-looking statement made above and identified by the words "expect," "should," "would" and "will" reflect the Company's reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include but are not limited to the Company's ability to obtain court approval of the settlement agreement. Other factors such as changes in tax laws, recessionary or expansive trends in the Company's markets, inflation rates and regulations and laws which affect the Company's ability to do business in its markets may also impact the outcome of the forward-looking statements.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COX TECHNOLOGIES, INC.


Date: February 2, 2000                  By: /s/ Jack G. Mason
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                                            Jack G. Mason
                                            Chief Financial Officer

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